Exhibit 10.26

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of the [__] day of [____], 2021 (the “Grant Date”), by and between Cue Health Inc., a Delaware corporation (the “Company”), and [___], an individual resident of [____] (“Participant”).

W I T N E S S E T H

WHEREAS, the Company desires to grant [___] shares of the Company’s Common Stock, par value $0.00001 per share (the “Shares”), under the Amended and Restated Cue Health Inc. 2014 Equity Incentive Plan, as amended (the “Plan”), to Participant; and

WHEREAS, the Company has determined that it is in the best interests of the Company to grant the Shares to Participant on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties, intending to be legally bound, hereby agree as follows.

A G R E E M E N T

1.
Grant of the Shares.  The Shares are issued, subject to the terms and conditions of this Agreement and the Plan, to the Participant, effective as of the Grant Date.

2.
Representations and Warranties of the Company.  The Company hereby represents and warrants to Participant:

2.1
The Shares, when issued, will be duly authorized, validly issued and fully paid and non-assessable, and have not been issued in violation of any preemptive right or similar right of any person or of any federal or state law.

2.2
The Company has full power, legal right and authority to enter into, execute and deliver this Agreement and to carry out the transactions contemplated hereby and thereby.

2.3
Neither the execution and delivery by the Company of this Agreement (i) will violate any law or order applicable to the Company, or (ii) will require any authorization, consent or approval by, filing with or notice to any governmental entity, or (iii) will result in the creation of any lien upon any of the shares or any of the material assets of the Company.

3.
Representations, Warranties of Covenants of Participant.  The Participant hereby represents, warrants and covenants to the Company as follows:

3.1
Participant has full power, legal right and authority to enter into, execute and deliver this Agreement and to carry out the transactions contemplated hereby and thereby.

3.2
Participant is acquiring the Shares for his own account and not with a view to, or for resale in connection with, any “distribution” within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), or any applicable state securities laws, and the Shares will not be disposed of in contravention of the 1933 Act of any applicable state securities laws.

 3.3
Participant is sophisticated in financial matters and is able to evaluate the risks and benefits of his investment in the Shares.  Participant is capable of bearing the economic risk and burden of the investment for an indefinite period of time and the possibility of complete loss of all of the investment in the Shares, and the restrictions on transfer under this Agreement and under applicable securities laws such that it may not be possible to readily liquidate the investment whenever desired.

3.4
Participant acknowledges that the Company has made available to him the opportunity to obtain information regarding the business and financial condition of the Company.  Participant also acknowledges that it has had an opportunity to ask questions of the personnel of the Company regarding the financial condition and prospects of the Company, and to the extent the Participant has taken advantage of such opportunity, has received satisfactory answers concerning such matters.

3.5
Participant has obtained, to his satisfaction, advice regarding the legal and tax consequences of this Agreement from his own legal and tax advisors.  The Company has not provided legal or tax advice to the Participant.

3.6
Participant understands that the Company is under no obligation to register the Shares or to make any exemption from registration available.  Participant understands that any instruments evidencing the Shares will be imprinted with a legend prohibiting the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

3.7
Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission, promulgated under the 1933 Act, which permits limited public resale of shares acquired in a non-public offering subject to the satisfaction of certain conditions.  Participant further acknowledges and understands that if the Company is not satisfying the current public information requirement of Rule 144 at the time Participant wishes to sell the Shares, Participant would be precluded from selling the Shares under Rule 144 even if the minimum holding period has been satisfied.

3.8
At no time was Participant presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.

3.9
Participant has a good understanding of the English language and is a resident of the jurisdiction indicated above.

3.10
Participant understands that, in transferring the Shares, the Company has relied upon an exemption from registration under the Securities Act and that, in an attempt to effect compliance with all the conditions thereof and the applicable state law exemption, the Company is relying in good faith upon all of the foregoing representations and warranties on the part of Participant.

3.11
Participant’s spouse (if any) has executed and delivered to the Company a Spousal Consent in the form attached hereto as Exhibit A with respect to the Shares.

4.
Vesting and One-Year Holding Requirement.

4.1
Vesting.  The Shares shall be fully vested upon the Grant Date.

4.2
Holding Requirement.  Notwithstanding the foregoing, Participant may not sell or otherwise transfer the Shares issued pursuant to this award until after the date that is one (1) year after the Grant Date.

4.3
Legends. All book entry positions representing the Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

“The shares of stock represented hereby are subject to restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of the shares”.

5.
Miscellaneous.

5.1
Further Assurances.  The parties hereby agree to cooperate and take all actions reasonably necessary to effectuate the transactions contemplated by this Agreement.

5.2
Successors and Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns and Participant and his respective successors and assigns.  This Agreement cannot be assigned by the Company or Participant without the express written consent of the other party.

5.3
No Collateral Agreements.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the transaction contemplated hereby and all prior oral and written agreements as to the subject matter set forth herein are deemed replaced and superseded by this Agreement and the Plan.

5.4
Notices.  All notices, requests, demands, or other communications hereunder shall be in writing and shall be deemed given when deposited in the U.S. mail, postage prepaid, addressed as indicated below:

(a)          If to Participant, to their address as indicated in the records of the Company.

(b)          If to the Company, to:

Cue Health Inc.
4980 Carroll Canyon Rd.
Suite 100
San Diego, CA 92121

with a copy to:

WilmerHale
2600 El Camino Real
Suite 400
Palo Alto, CA 94306
Attention: E. Thom Rumberger, Jr., Esq.

 5.5
Headings.  All article and section headings are inserted for convenience only and shall not affect the interpretation of this Agreement.

5.6
Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

5.7
Facsimile Execution.  Delivery of an executed counterpart of this Agreement or any other instrument or document contemplated hereby by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.  Any party that delivers any such counterpart by facsimile or electronic mail shall also deliver a manually executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of the applicable agreement, instrument or document.

5.8
Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

[Signature Page to Follow]

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made as of the date and year first above written.

PARTICIPANT:

[____], Individually

COMPANY:

Cue Health Inc.

By:
Name:	Ayub Khattak
Title:	Chief Executive Officer

 SPOUSAL CONSENT

I, [_____], spouse of [____], have read and approve of the foregoing Restricted Stock Agreement, dated as of [____], together with all exhibits and attachments thereto (collectively, the “Agreement”), by and between my spouse and Cue Health Inc., a Delaware corporation (the “Company”).  In consideration of the Company’s granting of [____] shares of the Common Stock of the Company as set forth in the Agreement, I hereby appoint [____] as my attorney-in-fact in respect to the exercise or waiver of any rights under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto that I may have a community property interest or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:	“Spouse of Participant”

(Signature)

(Print Name)